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FOR IMMEDIATE RELEASE

AEP REPORTS 2009 SECOND-QUARTER EARNINGS

•	2009 second-quarter earnings $0.67 per share GAAP, $0.68 per share ongoing
•	Improved rate structures contribute to earnings stability
•	Weak economy reflected in industrial, off-system sales

AMERICAN ELECTRIC POWER
Preliminary, unaudited results

	2nd quarter ended June 30			6 months ended June 30
	2008	2009	Variance	2008	2009	Variance
Revenue ($ in billions)	3.5	3.2	(0.3)	7.0	6.7	(0.3)
Earnings ($ in millions):
GAAP	281	316	35	854	676	(178)
Ongoing	280	321	41	690	681	(9)
EPS ($):
GAAP	0.70	0.67	(0.03)	2.13	1.54	(0.59)
Ongoing	0.70	0.68	(0.02)	1.72	1.55	(0.17)
EPS based on 402mm shares in Q2 2008, 472mm in Q2 2009, 401mm in 6 mo. 2008 and 440mm in 6 mo. 2009

COLUMBUS, Ohio, July 31, 2009 – American Electric Power (NYSE: AEP) today reported 2009 second-quarter earnings, prepared in accordance with Generally Accepted Accounting Principles (GAAP), of $316 million, or $0.67 per share, compared with $281 million, or $0.70 per share, for second-quarter 2008.

Ongoing earnings (earnings excluding special items) for second-quarter 2009 were $321 million, or $0.68 per share, compared with $280 million, or $0.70 per share, for second-quarter 2008. The second-quarter 2009 per-share results reflect the dilutive effect of additional shares outstanding, which reduced ongoing earnings by $0.12 per share when compared to the prior year.

GAAP earnings were lower than ongoing earnings by $5 million for the quarter, primarily because of the reapplication of cost-of-service regulation for the generation portion of electric utility service for the Texas jurisdiction of AEP’s Southwestern Electric Power Co. utility. A full reconciliation of GAAP earnings to ongoing earnings for the quarter and year to date is included in tables at the end of this news release.

“We’re pleased with our results for the quarter in light of the continued weak economy,” said Michael G. Morris, AEP chairman, president and chief executive officer. “Our ongoing earnings for the quarter increased from the same period last year, and earnings per share were comparable to last year’s even with a greater number of shares issued. The increase is attributed to improved rate structures in a number of our states and to our successful efforts to control costs.

“But the effects of the weak economy are obvious,” Morris said. “Electricity sold to industrial customers decreased from the same period last year. Off-system sales – electricity sold into the wholesale market – were down significantly from last year.”

EARNINGS GUIDANCE

AEP reaffirmed its ongoing earnings guidance range for 2009 of between $2.75 and $3.05 per share. In providing ongoing earnings guidance, there could be differences between ongoing earnings and GAAP earnings for matters such as, but not limited to, divestitures or changes in accounting principles. AEP management is not able to estimate the impact, if any, on GAAP earnings of these items. Therefore, AEP is not able to provide a corresponding GAAP equivalent for earnings guidance.

SUMMARY ONGOING RESULTS BY SEGMENT
$ in millions except EPS

	Q2 08	Q2 09	Variance	6 mo. 08	6 mo. 09	Variance
Utility Operations	263	326	63	673	669	(4)
Ongoing EPS	0.66	0.69	0.03	1.67	1.52	(0.15)
AEP River Operations	3	1	(2)	10	12	2
Ongoing EPS	0.01	0.00	(0.01)	0.03	0.03	0.00
Generation and Marketing	26	4	(22)	27	28	1
Ongoing EPS	0.06	0.01	(0.05)	0.07	0.06	(0.01)
All Other	(12)	(10)	2	(20)	(28)	(8)
Ongoing EPS	(0.03)	(0.02)	0.01	(0.05)	(0.06)	(0.01)
Ongoing Earnings	280	321	41	690	681	(9)
Ongoing EPS	0.70	0.68	(0.02)	1.72	1.55	(0.17)

EPS based on 402mm shares in Q2 2008, 472mm in Q2 2009, 401mm in 6 mo. 2008 and 440mm in 6 mo. 2009

Ongoing earnings from Utility Operations increased by $63 million in second-quarter 2009 when compared with the same period last year, primarily because of increased rates in AEP’s utilities in Virginia, Indiana and Oklahoma; the implementation of the Electric Security Plan (ESP) approved by regulators in Ohio, including the activation of a fuel clause; and lower operation and maintenance expenses. These favorable items were somewhat offset by a reduction in both sales to industrial customers and off-system sales and the growth in capital-driven other expenses, such as depreciation and interest expenses, from the prior period.

AEP River Operations’ ongoing earnings were lower than in the same period last year because of reduced imports, which reduce barge freight demand, pressure spot market freight rates and increase the costs of relocating empty barges.

Ongoing earnings for Generation and Marketing decreased $22 million during second-quarter 2009 from the same period last year primarily because of lower gross margins from marketing activities, lower power prices in the Electric Reliability Council of Texas (ERCOT) and an extended planned outage at the Oklaunion Power Station. Earnings from wind farms were lower as a result of decreased wind generation and increased curtailments. Generation and Marketing includes AEP’s non-regulated generating, marketing and risk management activities, primarily in the ERCOT area.

All Other, which includes the parent company and other investments, was favorable in second-quarter 2009 when compared with the same period last year.

ONGOING RESULTS FROM UTILITY OPERATIONS
$ in millions except EPS

	Q2 08	Q2 09	Variance	6 mo. 08	6 mo. 09	Variance
East Regulated Integrated Utilities	528	571	43	1,122	1,261	139
Ohio Companies	551	681	130	1,247	1,320	73
West Regulated Integrated Utilities	257	305	48	480	544	64
Texas Wires	134	139	5	256	266	10
Off-System Sales	243	88	(155)	464	173	(291)
Transmission Revenue - 3rd Party	82	90	8	162	174	12
Other Operating Revenue	144	186	42	289	393	104
Utility Gross Margin	1,939	2,060	121	4,020	4,131	111
Operations & Maintenance	(840)	(805)	35	(1,587)	(1,608)	(21)
Depreciation & Amortization	(365)	(388)	(23)	(720)	(761)	(41)
Taxes Other Than Income Taxes	(188)	(188)	0	(382)	(382)	0
Interest Expense & Preferred Dividend	(218)	(227)	(9)	(426)	(447)	(21)
Other Income & Deductions	49	24	(25)	89	54	(35)
Income Taxes	(114)	(150)	(36)	(321)	(318)	3
Utility Operations Ongoing Earnings	263	326	63	673	669	(4)
Ongoing EPS	0.66	0.69	0.03	1.67	1.52	(0.15)

EPS based on 402mm shares in Q2 2008, 472mm in Q2 2009, 401mm in 6 mo. 2008 and 440mm in 6 mo. 2009

Retail Sales – Results for second-quarter 2009 were improved from the same period last year primarily because of the impact of rate changes in Virginia, Indiana and Oklahoma and the implementation of the Ohio ESP, which includes the activation of a fuel clause at the Ohio Companies. The positive impact of the rate changes was somewhat offset by lower sales to industrial customers. Favorable weather, primarily in AEP’s eastern service areas, improved margins in the quarter. Heating degree-days in second-quarter 2009 were 9 percent below normal but 15 percent above the total for the same period in 2008. Cooling degree-days in second-quarter 2009 were 5 percent above normal and 8 percent above the prior period. In AEP’s western service areas, cooling-degree days for second-quarter 2009 were 2 percent above normal but 1 percent below the prior period.

Off-System Sales – Gross margins from Off-System Sales for second-quarter 2009 were $155 million lower than those in the same period last year. Volumes and prices were depressed by continued weak market demand.

Transmission Revenues – Revenues from transmission increased $8 million in second-quarter 2009 from the prior period, primarily from AEP’s transmission in the ERCOT and Southwest Power Pool regions.

Other Operating Revenue – The increase in Other Operating Revenue from second-quarter 2009 is because of a variety of non-tariff revenues, including the receipt of accidental outage insurance payments related to the September 2008 turbine vibration and subsequent fire at the Cook Nuclear Plant.

Operations & Maintenance Expense – Operations & Maintenance Expense for the quarter decreased $35 million from the same period last year, primarily because of lower plant outage expenses than in the prior period.

Depreciation & Amortization – The increase in Depreciation & Amortization from second-quarter 2008 is primarily attributed to an increase in plant balances and a higher depreciation rate at Ohio Power.

Interest Expense & Preferred Dividends – The increase in Interest Expense for second-quarter 2009 is primarily because of increased long-term debt and higher interest rates.

Other Income & Deductions – Other Income & Deductions decreased in second-quarter 2009, primarily because of interest income related to a claim for a federal tax refund in 2008 and lower carrying-cost income.

WEBCAST

American Electric Power’s quarterly conference call with financial analysts will be broadcast live over the Internet at 9 a.m. EDT today at http://www.aep.com/go/webcasts. The webcast will include audio of the conference call and visuals of charts and graphics referred to by AEP management during the call. The charts and graphics will be available for download at http://www.aep.com/go/webcasts.

The call will be archived on http://www.aep.com/go/webcasts for those unable to listen during the live webcast. Archived calls also are available as podcasts.

Minimum requirements to listen to broadcast: The Windows Media Player software, free from http://windowsmedia.com/download, and at least a 56Kbps connection to the Internet.

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American Electric Power is one of the largest electric utilities in the United States, delivering electricity to more than 5 million customers in 11 states. AEP ranks among the nation’s largest generators of electricity, owning nearly 38,000 megawatts of generating capacity in the U.S. AEP also owns the nation’s largest electricity transmission system, a nearly 39,000-mile network that includes more 765-kilovolt extra-high voltage transmission lines than all other U.S. transmission systems combined. AEP’s transmission system directly or indirectly serves about 10 percent of the electricity demand in the Eastern Interconnection, the interconnected transmission system that covers 38 eastern and central U.S. states and eastern Canada, and approximately 11 percent of the electricity demand in ERCOT, the transmission system that covers much of Texas. AEP’s utility units operate as AEP Ohio, AEP Texas, Appalachian Power (in Virginia and West Virginia), AEP Appalachian Power (in Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana and east Texas). AEP’s headquarters are in Columbus, Ohio.

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AEP’s earnings are prepared in accordance with accounting principles generally accepted in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. AEP’s management believes that the company’s ongoing earnings, or GAAP earnings adjusted for certain items as described in the news release and charts, provide a more meaningful representation of the company’s performance. AEP uses ongoing earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings outlook and results. The company also uses ongoing earnings data internally to measure performance against budget and to report to AEP’s board of directors.

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This report made by American Electric Power and its Registrant Subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its Registrant Subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: electric load and customer growth; weather conditions, including storms; available sources and costs of, and transportation for, fuels and the creditworthiness and performance of fuel suppliers and transporters; availability of generating capacity and the performance of AEP’s generating plants; AEP’s ability to recover regulatory assets and stranded costs in connection with deregulation; AEP’s ability to recover increases in fuel and other energy costs through regulated or competitive electric rates; AEP’s ability to build or acquire generating capacity (including the ability to obtain any necessary regulatory approvals and permits) when needed at acceptable prices and terms and to recover those costs (including the costs of projects that are canceled) through applicable rate cases or competitive rates; new legislation, litigation and government regulation, including requirements for reduced emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions (including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance); resolution of litigation (including disputes arising from the bankruptcy of Enron Corp. and related matters); AEP’s ability to constrain operation and maintenance costs; the economic climate and growth or contraction in AEP’s service territory and changes in market demand and demographic patterns; inflationary and interest rate trends; volatility in the financial markets, particularly developments affecting the availability of capital on reasonable terms and developments impacting AEP’s ability to refinance existing debt at attractive rates; AEP’s ability to develop and execute a strategy based on a view regarding prices of electricity, natural gas and other energy-related commodities; changes in the creditworthiness of the counterparties with whom AEP has contractual arrangements, including participants in the energy trading markets; actions of rating agencies, including changes in the ratings of debt; volatility and changes in markets for electricity, natural gas, coal, nuclear fuel and other energy-related commodities; changes in utility regulation, including the implementation of the recently passed utility law in Ohio and the allocation of costs within regional transmission organizations; accounting pronouncements periodically issued by accounting standard-setting bodies; the impact of volatility in the capital markets on the value of the investments held by AEP’s pension, other postretirement benefit plans and nuclear decommissioning trust and the impact on future funding requirements; prices for power that AEP generates and sells at wholesale; changes in technology, particularly with respect to new, developing or alternative sources of generation; and other risks and unforeseen events, including wars, the effects of terrorism (including increased security costs), embargoes and other catastrophic events.

American Electric Power
Financial Results for 2nd Quarter 2009 Actual vs 2nd Quarter 2008 Actual

		2008 Actual		2009 Actual
		($ millions)	EPS	($ millions)	EPS

	UTILITY OPERATIONS:
	Gross Margin:
1	East Regulated Integrated Utilities	528		571
2	Ohio Companies	551		681
3	West Regulated Integrated Utilities	257		305
4	Texas Wires	134		139
5	Off-System Sales	243		88
6	Transmission Revenue - 3rd Party	82		90
7	Other Operating Revenue	144		186
8	Utility Gross Margin	1,939		2,060

9	Operations & Maintenance	(840)		(805)
10	Depreciation & Amortization	(365)		(388)
11	Taxes Other than Income Taxes	(188)		(188)
12	Interest Exp & Preferred Dividend	(218)		(227)
13	Other Income & Deductions	49		24
14	Income Taxes	(114)		(150)
15	Utility Operations Ongoing Earnings	263	0.66	326	0.69

	NON-UTILITY OPERATIONS:
16	AEP River Operations	3	0.01	1	-
17	Generation & Marketing	26	0.06	4	0.01

18	Parent & Other Ongoing Earnings	(12)	(0.03)	(10)	(0.02)

19	ONGOING EARNINGS	280	0.70	321	0.68

Note:	For analysis purposes, certain financial statement amounts have been reclassified for this effect on earnings presentation.

American Electric Power

Financial Results for the 2nd Quarter 2009
Reconciliation of Ongoing to Reported Earnings

	2009
	Utility	AEP River Operations	Generation and Marketing	Parent & All Other	Total	EPS
	($ millions)

Ongoing Earnings	326	1	4	(10)	321	$0.68

Adjustments:
SWEPCo SFAS71	(5)	-	-	-	(5)	$(0.01)

Total Special Items	(5)	-	-	-	(5)	$(0.01)

Reported Earnings	321	1	4	(10)	316	$0.67

Financial Results for the 2nd Quarter 2008
Reconciliation of Ongoing to Reported Earnings

	2008
	Utility	AEP River Operations	Generation and Marketing	Parent & All Other	Total	EPS
	($ millions)

Ongoing Earnings	263	3	26	(12)	280	$0.70

Dispositions:
Gain on Sale of UK Operations	-	-	-	1	1	$-

Total Special Items	-	-	-	1	1	$-

Reported Earnings	263	3	26	(11)	281	$0.70

American Electric Power
Summary of Selected Sales Data
For Domestic Operations
(Data based on preliminary, unaudited results)

	Three Months Ending June 30,
	2008	2009	Change

ENERGY & DELIVERY SUMMARY
Retail - Domestic Electric (in millions of kWh):
Residential	9,829	9,798	-0.3%
Commercial	9,909	9,918	0.1%
Industrial	15,060	11,926	-20.8%
Miscellaneous	639	614	-3.9%
Total Domestic Retail (a)	35,437	32,256	-9.0%

Wholesale - Domestic Electric (in millions of kWh): (b)	10,996	7,167	-34.8%

Texas Wires Delivery (in millions of kWh):	7,132	6,888	-3.4%

(a)	The energy summary represents load supplied by AEP. Delivery of energy by Texas Wires supplied by others is not included.

(b)	Includes Off-System Sales, Municipalities and Cooperatives, Unit Power, and Other Wholesale Customers.

American Electric Power
Financial Results for YTD June 2009 Actual vs YTD June 2008 Actual

		2008 Actual		2009 Actual
		($ millions)	EPS	($ millions)	EPS

	UTILITY OPERATIONS:
	Gross Margin:
1	East Regulated Integrated Utilities	1,122		1,261
2	Ohio Companies	1,247		1,320
3	West Regulated Integrated Utilities	480		544
4	Texas Wires	256		266
5	Off-System Sales	464		173
6	Transmission Revenue - 3rd Party	162		174
7	Other Operating Revenue	289		393
8	Utility Gross Margin	4,020		4,131

9	Operations & Maintenance	(1,587)		(1,608)
10	Depreciation & Amortization	(720)		(761)
11	Taxes Other than Income Taxes	(382)		(382)
12	Interest Exp & Preferred Dividend	(426)		(447)
13	Other Income & Deductions	89		54
14	Income Taxes	(321)		(318)
15	Utility Operations Ongoing Earnings	673	1.67	669	1.52

	NON-UTILITY OPERATIONS:
16	AEP River Operations	10	0.03	12	0.03
17	Generation & Marketing	27	0.07	28	0.06

18	Parent & Other Ongoing Earnings	(20)	(0.05)	(28)	(0.06)

19	ONGOING EARNINGS	690	1.72	681	1.55

Note:	For analysis purposes, certain financial statement amounts have been reclassified for this effect on earnings presentation.

American Electric Power

Financial Results for Year-to-Date 2009
Reconciliation of Ongoing to Reported Earnings

	2009
	Utility	AEP River Operations	Generation and Marketing	Parent & All Other	Total	EPS
	($ millions)

Ongoing Earnings	669	12	28	(28)	681	$1.55

Adjustments:
SWEPCo SFAS71	(5)	-	-	-	(5)	$(0.01)

Total Special Items	(5)	-	-	-	(5)	$(0.01)

Reported Earnings	664	12	28	(28)	676	$1.54

Financial Results for Year-to-Date 2008
Reconciliation of Ongoing to Reported Earnings

	2008
	Utility	AEP River Operations	Generation and Marketing	Parent & All Other	Total	EPS
	($ millions)

Ongoing Earnings	673	10	27	(20)	690	$1.72

Dispositions:
Tractebel Settlement	-	-	-	163	163	$0.41
Gain on Sale of UK Operations	-	-	-	1	1	$-

Total Special Items	-	-	-	164	164	$0.41

Reported Earnings	673	10	27	144	854	$2.13

American Electric Power
Summary of Selected Sales Data
For Domestic Operations
(Data based on preliminary, unaudited results)

	Six Months Ending June 30,
	2008	2009	Change

ENERGY & DELIVERY SUMMARY
Retail - Domestic Electric (in millions of kWh):
Residential	24,329	24,166	-0.7%
Commercial	19,456	19,312	-0.7%
Industrial	29,410	24,052	-18.2%
Miscellaneous	1,248	1,191	-4.6%
Total Domestic Retail (a)	74,443	68,721	-7.7%

Wholesale - Domestic Electric (in millions of kWh): (b)	22,738	13,944	-38.7%

Texas Wires Delivery (in millions of kWh):	12,955	12,626	-2.5%

(a)	The energy summary represents load supplied by AEP. Delivery of energy by Texas Wires supplied by others is not included.

(b)	Includes Off-System Sales, Municipalities and Cooperatives, Unit Power, and Other Wholesale Customers.